                                                                    EXHIBIT 99.4


                         REPORT OF INDEPENDENT AUDITORS




To the Shareholders of Apache Corporation:


         We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002. This financial statement is the responsibility of Apache Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with auditing standards, generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Apache Corporation's Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.




                                                ERNST & YOUNG LLP

Houston, Texas
June 13, 2003

          STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED BY APACHE CORPORATION
                                 FROM BP p.l.c.
                                 (IN THOUSANDS)



                                                                                FOR THE THREE MONTHS ENDED
                                                            FOR THE YEAR                 MARCH 31,
                                                               ENDED         ---------------------------------
                                                          DECEMBER 31, 2002       2002              2003
                                                          -----------------  ---------------   ---------------
                                                                                      (UNAUDITED)
Revenues ...............................................   $       930,616   $       203,724   $       193,144
Direct operating expenses ..............................           397,174           101,895            93,825
                                                           ---------------   ---------------   ---------------
Excess of revenues over direct operating expenses ......   $       533,442   $       101,829   $        99,319
                                                           ===============   ===============   ===============



    The accompanying notes are an integral part of this financial statement.

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
                 PURCHASED BY APACHE CORPORATION FROM BP p.l.c.



(1)      THE PROPERTIES

         On January 13, 2003, Apache Corporation (Apache) entered into an agreement to purchase producing properties in the U.K. North Sea and the Gulf of Mexico, with estimated proved reserves of 233.2 MMboe, from BP p.l.c. (BP), for $1.3 billion, subject to normal closing adjustments, with an effective date of January 1, 2003. The Gulf of Mexico segment of the transaction closed March 13, 2003 and the North Sea segment closed April 2, 2003.


(2)      BASIS FOR PRESENTATION

         During the periods presented, the BP properties were not accounted for or operated as a separate division by BP. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

         Revenues and direct operating expenses included in the accompanying statement represent Apache's net working interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.


(3)      COMMITMENTS AND CONTINGENCIES

         Pursuant to the terms of the Asset Purchase Agreement between BP and Apache, any claims, litigation or disputes pending as of the effective date (January 1, 2003) or any matters arising in connection with ownership of the properties prior to the effective date are retained by BP. Notwithstanding this indemnification, Apache is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)




OIL AND GAS RESERVE INFORMATION

         Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers and from information provided by BP p.l.c., in accordance with guidelines established by the Securities and Exchange Commission
(SEC).

         There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

                                                                GAS               OIL
                                                          ---------------    ---------------
                                                               (MMcf)            (Mbbl)
Total proved reserves:
    Balance, December 31, 2001 ........................           337,810            211,507
    Production ........................................           (89,205)           (26,392)
    Extensions, discoveries and improved recovery .....                --                 --
    Revisions of previous estimates ...................                --                 --
                                                          ---------------    ---------------

    Balance, December 31, 2002 ........................           248,605            185,115
                                                          ===============    ===============

Proved developed reserves:
    Balance, December 31, 2001 ........................           337,810            211,507
                                                          ===============    ===============
    Balance, December 31, 2002 ........................           248,605            185,115
                                                          ===============    ===============

                                   (UNAUDITED)



FUTURE NET CASH FLOWS

         Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

         The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Future income tax expense on the BP properties is based on Apache's purchase price allocation. This information does not purport to present the fair market value of the Company's oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

                                                                  DECEMBER 31, 2002
                                                                  -----------------
                                                                    (IN THOUSANDS)
Cash inflows ...................................................   $     6,670,231
Production costs ...............................................        (2,833,283)
Development costs ..............................................        (1,143,920)
Income tax expense .............................................          (615,304)
                                                                   ---------------

Net cash flows .................................................         2,077,724
10 percent discount rate .......................................          (436,705)
                                                                   ---------------

       Discounted future net cash flows ........................   $     1,641,019
                                                                   ===============


         The following table sets forth the principal sources of change in discounted future net cash flows.

                                                                          FOR THE YEAR
                                                                              ENDED
                                                                        DECEMBER 31, 2002
                                                                        -----------------
                                                                          (IN THOUSANDS)
Beginning of year ....................................................   $       883,251
Sales, net of production costs .......................................          (533,442)
Net change in prices and production costs ............................         1,658,306
Extensions, discoveries and improved recovery, net of related costs ..                --
Change in future development costs ...................................                --
Accretion of discount ................................................            91,168
Change in income taxes ...............................................          (458,264)
Revision of quantity estimates .......................................                --
Change in production rates and other .................................                --
                                                                         ---------------
End of year ..........................................................   $     1,641,019
                                                                         ===============


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